Exhibit 99.8

PRELIMINARY COPY — SUBJECT TO COMPLETION, DATED [             ] [   ], 2025

PROXY CARD

IRON HORSE ACQUISITIONS CORP.
P.O. Box 2506
Toluca Lake, CA 91610

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

IRON HORSE ACQUISITIONS CORP.

The undersigned appoints Jose A. Bengochea and William Caragol as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all common stock of Iron Horse Acquisitions Corp. (“IROH”) held of record by the undersigned on [                ], 2025 at the Special Meeting of Stockholders to be held on [                ], 2025, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3A-3C, 4, 5, and 6. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS
PROXY WILL BE VOTED ‘‘FOR’’ PROPOSALS 1 THROUGH 6 BELOW.

(1)	The Business Combination Proposal - to adopt and approve the Business Combination Agreement, dated as of September 27, 2024, and amended and restated effective December 18, 2024, among IROH, Rosy Sea Holdings Limited, a company incorporated and existing under the laws of the British Virgin Islands (“Seller”) and Zhong Guo Liang Tou Group Limited,, a company incorporated and existing under the laws of the British Virgin Islands (“CFI”) and a wholly owned subsidiary of Seller.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	The Charter Amendment Proposal - to approve and adopt, subject to and conditional on (but with immediate effect therefrom) the approval of the Business Combination Proposal, the Advisory Proposals, the Nasdaq Proposal, the Director Election Proposal and the consummation of the Business Combination, the replacement of the Current Charter with the Amended Charter in the form attached to this proxy statement/prospectus as Annex B.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	The Advisory Charter Proposals — to approve and adopt, on a non-binding advisory basis, certain differences between IROH’s Current Charter and the New CFI Amended Charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as three separate sub-proposals (which we refer to, collectively, as the “Advisory Charter Proposals”):

a.	Advisory Charter Proposal A – increase the number of shares of Common Stock that New CFI is authorized to issue from 51,000,000 shares to 200,000,000 shares, consisting of 160,000,000 shares of New CFI Common Stock and 40,000,000 shares of preferred stock;

☐ FOR	☐ AGAINST	☐ ABSTAIN

b.	Advisory Charter Proposal B - remove the requirement of an affirmative vote of holders of more than 60% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, to remove any or all of the directors at any time for cause; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

c.	Advisory Charter Proposal C - change Iron Horse’s name to “CN Healthy Food Tech Group Corp.” and remove the various provisions applicable only to special purpose acquisition companies.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	The Nasdaq Proposal - to consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the Nasdaq Capital Market (the “NASDAQ”), the issuance of up to 47,888,000 shares of IROH Common Stock to the Seller.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)	The Director Election Proposal - to elect, effective as of the consummation of the Business Combination, seven new directors to serve on New CFI’s board of directors.

Zhenjun Jiang (Chairman)	☐ FOR	☐ WITHHOLD

Lili Zhang	☐ FOR	☐ WITHHOLD

Pan Hu	☐ FOR	☐ WITHHOLD

John L. Suprock	☐ FOR	☐ WITHHOLD

Lydia Bergamasco	☐ FOR	☐ WITHHOLD

Donghai Li	☐ FOR	☐ WITHHOLD

Jinyu Huang	☐ FOR	☐ WITHHOLD

(6)	The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Special Meeting by the chairman thereof to a later date, if necessary, to, among other reasons, permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve Proposals 1, 2, 3, 4 or 5.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO [__________]. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3A-3C, 4, 5 and 6, AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

This proxy is revocable and the undersigned may revoke it at any time prior to the Special Meeting of Stockholders by giving written notice of such revocation to the Secretary of IROH prior to the Special Meeting of Stockholders or by filing with the Secretary of IROH prior to the Special Meeting of Stockholders a later-dated proxy. Should the undersigned be present and want to vote in person at the Special Meeting of Stockholders, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of IROH on a form provided at the Special Meeting of Stockholders.

To change the address on your account, please check the box and indicate your new address in the address space provided below ☐

STOCKHOLDER’S SIGNATURE

Signature of Stockholder	Date

Address

Signature of Stockholder	Date

Address

Note: Please sign exactly as your name or names appear on this proxy. When shares of Common Stock are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

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